UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 30, 2009

Corinthian Colleges, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California		92707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 427-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2009, Corinthian issued a press release announcing that, effective July 1, 2009, Peter C. Waller, currently the Company’s President and Chief Operating Officer, will become the Company’s Chief Executive Officer, and that Matthew A. Ouimet, currently the Company’s Executive Vice President, Operations, will become the Company’s President and Chief Operating Officer. Mr. Waller will succeed Jack D. Massimino, the Company’s current Chief Executive Officer and Chairman of its Board of Directors. Mr. Massimino will continue as the Company’s Executive Chairman.

Neither Mr. Waller’s nor Mr. Ouimet’s compensation has changed as a result of these appointments.

Mr. Waller, age 54, has been Corinthian’s President and Chief Operating Officer since February 2006. He is also a member of Corinthian’s Board of Directors, a position he has held since August 2008. Before joining Corinthian, he served as an executive partner at ThreeSixty Sourcing Inc., a global consumer product sourcing firm he joined in 2001. Prior to that, Mr. Waller served as president of Irvine, California-based Taco Bell Corp., where he had profit-and-loss responsibility for 7,000 owned and franchised stores with approximately $5 billion in sales. He first joined Taco Bell in 1996 as chief marketing officer. Prior to Taco Bell, Mr. Waller spent twenty years in positions of increasing responsibility with companies such as Procter and Gamble, Gillette/Braun and PepsiCo.

Mr. Ouimet, age 51, has been Corinthian’s Executive Vice President, Operations, since January 2009. Prior to joining Corinthian, he held senior executive positions with Starwood Hotels & Resorts Worldwide and Walt Disney Parks and Resorts. As President of Starwood’s Hotel Group, he was responsible for the operations of all owned, managed and franchised properties across the company’s nine brands. From 1989 to 2006, Mr. Ouimet served in a number of roles of increasing responsibility at Disney, including President, Disney Cruise Line; President, Disneyland Resort, and Senior Vice President, new business development.

Item 9.01 Financial Statements and Exhibits.

A copy of the press release issued by the Company on April 30, 2009 announcing the foregoing management changes is filed as Exhibit 99.1 to this Current Report and is incorporated herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corinthian Colleges, Inc.

May 5, 2009	By:	Stan A. Mortensen

Name: Stan A. Mortensen
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Text of press release of the Company issued April 30, 2009, announcing the appointment of Peter C. Waller as the Company’s Chief Executive Officer and Matthew A. Ouimet as the Company’s President and Chief Operating Officer.